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                                                                      Exhibit 21

                   ECHOSTAR DBS CORPORATIONS AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES

Subsidiary                                              State or Country        % of            Name Doing
                                                        of Incorporation        Ownership       Business As
EchoStar 110 Corporation                                Colorado                100%            EchoStar 110

Echo Acceptance Corporation                             Colorado                100%            EAC

Dish Network Service Corporation                        Colorado                100%            DNSC
  f/k/a Dish Installation Network Corporation

Echosphere Corporation                                  Colorado                100%            Echosphere

EchoStar International Corporation                      Colorado                100%            EchoStar
                                                                                                International or EIC

EchoStar North American Corporation                     Colorado                100%            EchoStar North America
   f/k/a EchoStar Licensee Corporation

EchoStar Real Estate Corporation                        Colorado                100%            EREC

EchoStar Satellite Corporation                          Colorado                100%            ESC

EchoStar Technologies Corporation                       Colorado                100%            EchoStar
  f/k/a Houston Tracker Systems, Inc.                   Texas                   100%            Technologies or ETC

EchoStar Space Corporation                              Colorado                100%            Space